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[METLIFE LOGO]                                                                               PREFERENCE PREMIER REQUIRED INFORMATION

SECTION I - OPTIONAL AUTOMATED INVESTMENT STRATEGY

IF SELECTING, CHOOSE ONLY ONE:

[_] REBALANCER(R)        [_] Monthly         [_] Quarterly    [_] Semiannually    [_] Annually

[_] INDEX SELECTOR(R)*   [_] Conservative    [_] Conservative to Moderate     [_] Moderate   [_] Moderate to Aggressive
    (Select one model)   [_] Aggressive

                         * Not allowed if GMIB Max IV or EDB Max IV riders are elected.


SECTION II - OPTIONAL DOLLAR COST AVERAGING (DCA) / ENHANCED DOLLAR COST AVERAGING (EDCA) PROGRAM

IF SELECTING, CHOOSE ONLY ONE:

[_] EQUITY GENERATOR(R) _________%
[_] ALLOCATOR(SM)       _________%   Amount to Transfer from Fixed Account $ ________
                                     Transfer Time:     [_] As long as there is money in the Fixed Account
                                                        [_] Specific number of months:_________(e.g. 12, 24 etc.)

                        .  Equity Generator and Allocator are not available with GMIB Max IV or EDB Max IV
                        .  Equity Generator and Allocator are not available with C Class or with any Living Benefit Rider in the state of WA.
                        .  If choosing a DCA Program, your target allocations will match the Purchase Payment Allocation/DCA Target
                           Allocation Instructions in Section III, excluding the Fixed Account.

[_] EDCA PROGRAM: (CHOOSE ONE ONLY)    [_] 6-Month_______%   [_] 12-Month_______%

                        EDCA Program Limitations:
                        . $10,000 Minimum
                        . Not available with B Plus Class or C Class
                        . If choosing an EDCA Program, your target allocations will match the Purchase Payment Allocation/EDCA
                          Target Allocation Instructions in Section III, excluding the Fixed Account.
                        . If you terminate the EDCA program, or if the program is terminated on account of notice of your death, we will treat the termination as your request to transfer any remaining monies in the EDCA Account to the Investment Divisions in accordance with the percentages you have chosen for the EDCA (unless you have specified otherwise).

                                                         (BAR CODE)                                                           Page 1
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
[METLIFE LOGO]                                                                               PREFERENCE PREMIER REQUIRED INFORMATION


SECTION III - PURCHASE PAYMENT ALLOCATION

.. The Protected Growth Strategy Portfolios are designed to reduce volatility of returns. Although you may have less risk from market downturns, you may also have less opportunity to benefit from market gains.

..  Use Allocation Table A when GMIB Max IV or EDB Max IV are elected.

..  Use Allocation Table B when NOT electing GMIB Max IV or EDB Max IV Riders.

   ALLOCATION TABLE A: CHOOSE FROM THE FOLLOWING FUNDING OPTIONS. Total MUST Equal 100%


Note: Investment selections for GMIB Max and/or EDB Max
riders are limited to those below. The Fixed Account or       PURCHASE PAYMENT ALLOCATION AND/OR
money market funding options are not available. Please       EDCA TARGET ALLOCATION INSTRUCTIONS
review the GMIB Max and/or EDB Max Disclosure
document carefully for additional information.

Pyramis(R) Government Income Portfolio                                                       %
                                        PROTECTED GROWTH STRATEGY PORTFOLIOS
AllianceBernstein Global Dynamic Allocation Portfolio                                        %
AQR Global Risk Balanced Portfolio                                                           %
BlackRock Global Tactical Strategies Portfolio                                               %
Invesco Balanced-Risk Allocations Portfolio                                                  %
JPMorgan Global Active Allocation Portfolio                                                  %
MetLife Balanced Plus Portfolio                                                              %
MetLife Multi-Index Targeted Risk Portfolio                                                  %
Schroders Global Multi-Asset Portfolio                                                       %
                                  TOTAL MUST EQUAL 100%                                      %

                                                         (BAR CODE)                                                           Page 2
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
ALLOCATION TABLE B: CHOOSE FROM THE FOLLOWING FUNDING OPTIONS:

                                                 Purchase                                                             Purchase
                                                  Payment                                                              Payment
                                                Allocation                                                           Allocation
                                               and/or EDCA/                                                         and/or EDCA/
                                                    DCA                                                                  DCA
                                                  Target                                                               Target
                                                Allocation                                                           Allocation
                                               Instructions                                                         Instructions
Fixed Account (N/A with
C Class) Portfolio
                                                          %  MetLife Mid Cap Stock Index Portfolio                             %
                                                             Morgan Stanley Mid Cap Growth Portfolio                           %
BlackRock Money Market
(Only available with C Class)
Portfolio                                                 %  T. Rowe Price Mid Cap Growth Portfolio                            %
                                                             American Funds Global Small Capitalization Fund                   %
American Funds(R) Bond Portfolio                          %  Dreman Small Cap Value Portfolio                                  %
Barclays Capital Aggregate Bond
Index Portfolio                                           %  Invesco Small Cap Growth Portfolio                                %
BlackRock Bond Income Portfolio                           %  Loomis Sayles Small Cap Core Portfolio                            %
Met/Franklin Low Duration Total
Return Portfolio                                          %  Met/Dimensional International Small Company Portfolio             %
PIMCO Inflation Protected Bond Portfolio                  %  Neuberger Berman Genesis Portfolio                                %
PIMCO Total Return Portfolio                              %  Russell 2000(R) Index Portfolio                                   %
Pyramis(R) Government Income Portfolio                    %  T. Rowe Price Small Cap Growth Portfolio                          %
Western Asset Management U.S.
Government Portfolio                                      %  Clarion Global Real Estate Portfolio                              %
Lord Abbett Bond Debenture Portfolio                      %  MFS(R) Emerging Markets Equity Portfolio                          %
Met/Eaton Vance Floating Rate Portfolio                   %  RCM Technology Portfolio                                          %
American Funds(R)  Growth Portfolio                       %  CHOOSE ONLY ONE FROM WITHIN THIS BOX                        N/A
American Funds Growth-Income Fund                         %  MetLife Conservative Allocation Portfolio                         %
BlackRock Large Cap Core Portfolio                        %  MetLife Conservative to Moderate Allocation Portfolio             %
BlackRock Large Cap Value Portfolio                       %  MetLife Moderate Allocation Portfolio                             %
BlackRock Legacy Large Cap
Growth Portfolio                                          %  MetLife Moderate to Aggressive Allocation Portfolio               %
Davis Venture Value Portfolio                             %  CHOOSE ONLY ONE FROM WITHIN THIS BOX                        N/A
Janus Forty Portfolio                                     %  MetLife Aggressive Strategy Portfolio                             %
Jennison Growth Portfolio                                 %  American Funds(R) Moderate Allocation Portfolio                   %
Legg Mason ClearBridge
Aggressive Growth Portfolio                               %  American Funds(R) Balanced Allocation Portfolio                   %
Met/Franklin Mutual Shares Portfolio                      %  American Funds(R) Growth Allocation Portfolio                     %
MetLife Stock Index Portfolio                             %  AllianceBernstein Global Dynamic Allocation Portfolio             %
MFS(R) Value Portfolio                                    %  AQR Global Risk Balanced Portfolio                                %
Baillie Gifford International Stock Portfolio             %  BlackRock Global Tactical Strategies Portfolio                    %
Harris Oakmark International Portfolio                    %  Invesco Balanced-Risk Allocation Portfolio                        %
Loomis Sayles Global Markets Portfolio                    %  JPMorgan Global Active Allocation Portfolio                       %
Met/Templeton Growth Portfolio                            %  MetLife Balanced Plus Portfolio                                   %
MFS(R)  Research International Portfolio                  %  Schroders Global Multi-Asset Portfolio                            %
MSCI EAFE(R) Index Portfolio                              %  SSgA Growth and Income ETF Portfolio                              %
Oppenheimer Global Equity Portfolio                       %  SSgA Growth ETF Portfolio                                         %
BlackRock Aggressive Growth Portfolio                     %  Met/Franklin Income Portfolio                                     %
Lazard Mid Cap Portfolio                                  %  Met/Franklin Templeton Founding Strategy Portfolio                %
Lord Abbett Mid Cap Value Portfolio                       %  MFS(R) Total Return Portfolio                                     %
Met/Artisan Mid Cap Value Portfolio                       %  Pioneer Strategic Income Portfolio                                %
                                                             BOTH TOTALS MUST EQUAL 100%                                       %

                                                         (BAR CODE)                                                           Page 3
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
SECTION IV - FINANCIAL DISCLOSURE

NOTE: AGGREGATE FOR JOINT ACCOUNTS AS APPROPRIATE.

(1)  Current Annual Income: (Include income from all sources before taxes)  $___________

(2)  Sum of Annual Expenses: (recurring)                                    $___________
     (Note: Include in Annual Expenses amounts such as rent, mortgage,
     long-term debts, utilities, alimony or child support, etc.)            $___________

(3)  Liquid Net Worth:
     (Note: Include in Liquid Net Worth the amount of this investment, cash
     (including checking, savings, etc.), and assets that can be turned into cash quickly and easily. Exclude personal property, personal residence, real estate, business equity, home furnishings, autos and assets subject to substantial penalties/sales charges.)

(4)  Sum of Special Expenses (future, non-recurring)                        $___________
     Timeframe for special expenses: within _______years.
     (Note: Include in Special Expenses amounts such as home purchase/remodeling, car purchase or repairs, education, medical expenses, etc. If no amount is provided, it will be assumed that you have no Special Expenses)

(5)  Total Existing Assets: (Choose One)
     What is the total value of all your existing assets, including         [_] $0 - $500,000            [_] $1,000,000 - $5,000,000
     investments, real estate, bank accounts, and personal property?        [_] $5,000,000 - $1,000,000  [_] $5,000,000 +

(6)  What is the total face value of all existing life insurance holdings?  $___________

(7)  Number of Dependent(s):
     Includes spouse, children or other persons living with
     you that you support.                                                  ____________

(8)  Tax Bracket:                                                           ___________%


INVESTMENT EXPERIENCE AND OBJECTIVES

(9) Prior Investment Experience and Current Holdings (Choose all that apply and provide years of experience and current value, if any. Please aggregate for joint accounts. A blank dollar value will be assumed to be $0)

     [_] Annuities________________________years, $__________    [_] Bonds_____________________________years, $__________
     [_] Certificate of Deposit (CD)______years, $__________    [_] Exchange Traded Funds/Notes_______years, $__________
     [_] General/Ltd. Partnerships________years, $__________    [_] Hedge Funds_______________________years, $__________
     [_] Life Insurance (cash value)______years, $__________    [_] Margin Experience_________________years, $__________
     [_] Money Market_____________________years, $__________    [_] Mutual Funds______________________years, $__________
     [_] Options__________________________years, $__________    [_] Private Placement_________________years, $__________
     [_] Reverse Mortgage_________________years, $__________    [_] Stocks____________________________years, $__________
     [_] Unit Investment Trusts___________years, $__________    [_] Other (specify)___________________years, $__________  [_] None

(10) Was the Asset Allocation Questionnaire used? (If "Yes," please submit a copy with your application.)       [_] Yes   [_] No
     If "Yes," what was the client's overall risk tolerance resulting from the Asset Allocation Questionnaire?
     [_] Conservative [_] Conservative to Moderate [_] Moderate [_] Moderate to Aggressive [_] Aggressive

(11) Describe Risk Tolerance for this contract: (Choose One)
     [_] Conservative - Generally wants minimal risk by limiting exposure to high-risk investments while still seeking some growth
     [_] Conservative to Moderate - Generally can tolerate some moderate risk in a portion of your investment while allocating a significant amount of your investment in lower risk options
     [_] Moderate - Generally can tolerate some short-term market volatility by balancing higher risk options with lower risk options
     [_] Moderate to Aggressive - Generally comfortable with market volatility in short term but seeks to soften the sharp swings in market value with some lower risk options
     [_] Aggressive - Generally not concerned with extreme price fluctuations in the market and seeks highest growth potential

                                                         (BAR CODE)                                                           Page 4
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
SECTION IV - FINANCIAL DISCLOSURE (CONTINUED)
(12) Describe Investment Objective for this contract: (Choose One)
     [_] Preservation of Capital - seeks income and stability, with minimal risk
     [_] Income - seeks current income over time
     [_] Growth & Income - seeks capital appreciation over long term combined with current dividend income
     [_] Growth - seeks capital appreciation over long term
     [_] Aggressive Growth - seeks maximum capital appreciation over time by investing in speculative and/or high risk securities

(13) Describe Primary Purpose for this contract: (Choose One)
     [_] Income - To satisfy income needs in the future through annuitization or withdrawals
     [_] Estate Planning - To transfer wealth to beneficiaries upon death
     [_] Wealth Accumulation - Long term accumulation of value without express desire for "retirement income" or "estate planning"
     [_] Retirement Planning - Long term accumulation of value specifically to meet or supplement income needs upon retirement
     [_] Other:_________________________________________________________________

(14) How many years remain before you plan to take a significant disbursement from this account? (Significant should be defined as more  than 10% of the account balance in any year)
     [_] less than 5 years     [_] 5 to 9 years    [_] 10 or more years

(15) Do you anticipate making a withdrawal, other than pursuant to a systematic
     withdrawal plan,  before you attain age 59 1/2?             [_] Yes  [_] No

                                   (BAR CODE)                             Page 5
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SECTION V - REPLACEMENT AND TRANSFER  [GRAPHICS] Ensure that any required state replacement forms are completed.

Number of years your new contract is subject to Withdrawal Charges:_________Starting at:_______% in 1st year.

Is this an internal replacement?       [_] Yes      [_] No
+ For Fixed Annuities, current rates are subject to change. The Initial Guaranteed   Interest rate you receive
  will be determined based on the date your Purchase Payment is received in good order.

Have you had, or is your representative aware (based on his/her review of your client file and other company records)
that you had, any other Deferred or Income Annuity exchanges/replacements (Fixed or Variable)
within the preceding 36 months?                                                                   [_] Yes   [_]  No

If "YES," full details and and explanation for the transaction must be provided in "Section VI - Proposed Owner Certification and Signatures."

ANNUITY TO ANNUITY TRANSACTIONS

                                   PRODUCT TYPE
                                    (A) Fixed                   ISSUE DATE     WITHDRAWAL       TRANSFER
#      COMPANY NAME             (B) Equity Indexed             (mm/dd/yyyy)      CHARGE          AMOUNT        DEATH BENEFIT*
                                   (C) Variable
1                                                                              $               $               $
2                                                                              $               $               $
3                                                                              $               $               $

*If the client is giving up an optional Death Benefit or Death Benefit Rider the client should check "Yes" to the question below that asks if any riders or guarantees are being lost, mark "Other" in the list of Existing Guarantees and identify the guarantee.
The representative should provide an explanation in the Representative's Rationale, in Section VI, Proposed Owner Certification and
Signatures.

                                                                                      COMPANY 1       COMPANY 2       COMPANY 3
Are there any riders or guarantees with your existing (source) annuity which you are aware of or your representative has informed you of that, will be
reduced or lost by purchasing or adding payments to the proposed contract?          [_] Yes [_] No  [_] Yes [_] No  [_] Yes [_] No

(i) If "Yes," the section below must be completed and your representative must identify, in the Representative's Rationale, in Section VI Proposed Owner
    Certification and Signatures, what is being reduced or lost, what product enhancements are being gained, how you will benefit, and why this is suitable.

                 EXISTING GUARANTEES                    BENEFIT BASE/
                                                         RIDER VALUE
[_] Guaranteed Minimum Income Benefit                   $
[_] Guaranteed Lifetime Withdrawal Benefit              $
[_] Guaranteed Withdrawal Benefit-non-lifetime          $
[_] Guaranteed Accumulation Benefit                     $
[_] Other (specify)

The Representative's Rationale, in Section VI Proposed Owner Certification and Signatures, to the extent relevant, should also explain the differences between the riders above and any selected riders in the proposed contract, including age/investment limitations, projected income or withdrawal amounts, costs, roll-up rates, step-ups, compounding features, dollar for dollar vs. pro rata provisions, or other cancellation/income/withdrawal provisions, or any timing considerations.
Were any of the existing Annuity Contracts(s) listed above purchased through your current Representative?

COMPANY 1: [_] Yes [_] No          COMPANY 2: [_] Yes  [_] No           COMPANY 3: [_] Yes [_] No

FOR VARIABLE ANNUITY TO VARIABLE ANNUITY TRANSACTIONS ONLY: (answer for
each Company)                                                                         COMPANY 1       COMPANY 2       COMPANY 3
Are the current annuity charges (separate account charges, mortality & expense, administrative, riders) for your existing or source contract lower than the
annuity charges for the contract receiving the payment?                             [_] Yes [_] No  [_] Yes [_] No  [_] Yes [_] No

(i) If "YES," full details and an explanation for the transaction must be provided in "Section VI - Proposed Owner Certification and Signatures."

                                                         (BAR CODE)                                                           Page 6
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
LIFE INSURANCE TO ANNUITY TRANSACTIONS

                  PRODUCT TYPE
                   (A) Fixed    ISSUE DATE  WITHDRAWAL  TRANSFER
#  COMPANY NAME  (B) Endowment (mm/dd/yyyy)   CHARGE     AMOUNT   DEATH BENEFIT
                 (C) Variable
1                                           $           $         $
2                                           $           $         $
3                                           $           $         $

Were any of the Life Insurance policies listed above purchased through your current Representative?
COMPANY 1: [_] Yes   [_] No      COMPANY 2: [_] Yes [_] No      COMPANY 3: [_] Yes [_] No

MUTUAL FUND TO ANNUITY TRANSACTIONS


                             PURCHASE DATE                  WITHDRAWAL   TRANSFER
#  COMPANY NAME & FUND NAME   (mm/dd/yyyy)    SHARE CLASS  CHARGE (CDSC)  AMOUNT
1                                                          $             $
2                                                          $             $
3                                                          $             $
4                                                          $             $
5                                                          $             $

Were any of the existing Mutual Fund(s) listed above purchased through your current Representative?

COMPANY/FUND 1: [_] Yes [_] No     COMPANY/FUND 3: [_] Yes [_] No   COMPANY/FUND 5: [_] Yes [_] No
COMPANY/FUND 2: [_] Yes [_] No     COMPANY/FUND 4: [_] Yes [_] No


                                                         (BAR CODE)                                                           Page 7
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
SECTION VI - PROPOSED OWNER CERTIFICATION AND SIGNATURES
REPRESENTATIVE RATIONALE:

Please explain why the proposed annuity and any riders are appropriate. What primary features and benefits of this product meet the customer's investment needs and objectives? If a replacement and/or mutual fund transfer is involved, please explain why the transaction as a whole is suitable, including why the proposed product is more advantageous for the customer than keeping the existing product(s). Please be sure to address such factors as customer needs, product features and values (including riders, death benefits and bonuses), fees and charges, including (where applicable) mortality and expense fees, investment advisor fees, rider and bonus charges, separate account charges, withdrawal/surrender/sales charges and/or penalties on the product(s) funding the proposed variable annuity, and the withdrawal/ surrender charge schedule
(amount and time frame) for the proposed product. In addition, please address all "Yes" answers noted in "Section V- Replacement and Transfer." You may add an
extra page if necessary.
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

METLIFE EDELIVERY(R): I authorize MetLife to send documents
electronically regarding my variable annuity and other insurance contracts issued by MetLife or its affiliates. I have received, read and agree to the terms of the MetLife eDelivery(R) Disclosure
Agreement, which contains important information concerning this service. Election of this option will mean that no underlying fund prospectuses are required to be received by you prior to submitting this application as they will be delivered
electronically instead.                                           [_] Yes [_] No

IS THE PROPOSED OWNER A MEMBER OF THE MILITARY SERVICES OR A
DEPENDENT OF A  MEMBER OF MILITARY SERVICES? "Member of the
military" includes persons in any of the 5 branches of the U.S.
Armed Forces or in the Reserves or in the National Guard.         [_] Yes [_] No

PRODUCER INSTRUCTIONS: Please mark YES for all forms that are applicable to the purchase and that were left with the client. Mark NA for any forms that are not applicable to the purchase.

OWNER/JOINT OWNER - By signing on the next page I/we hereby certify I/we have received the documents and disclosure forms checked YES below and understand that any marked NA are not applicable to my/our purchase.

Customer Privacy Notice                                   [_] Yes [_] No
Making an Informed Decision Disclosure                    [_] Yes [_] No
Compensation Disclosure Notice                            [_] Yes [_] No [_] N/A
Preference Premier Replacement and Transfer Disclosure    [_] Yes [_] No [_] N/A
IRA Annuity Disclosure                                    [_] Yes [_] No [_] N/A
Automated Investment Strategy and EDCA Program
Explanation                                               [_] Yes [_] No [_] N/A
Enterprise Annuity Transfer Disclosure                    [_] Yes [_] No [_] N/A
Preference Premier Bonus Annuity Disclosure               [_] Yes [_] No [_] N/A
Important Information for Members of the Military
Services and their Dependents                             [_] Yes [_] No [_] N/A
Massachusetts Disclosure Statement Annuity Waiver of
Withdrawal Charge                                         [_] Yes [_] No [_] N/A
Minnesota Preference Premier Bonus Annuity Disclosure     [_] Yes [_] No [_] N/A
GMIB Max and EDB Max Disclosure                           [_] Yes [_] No [_] N/A

By signing below, I further acknowledge:

.. I have been informed of various features of the variable annuity including, but not limited to the potential surrender period and surrender charges, potential tax penalties for selling or redeeming before reaching the age of 59 1/2, mortality and expense fees, investment division money manager fees, potential charges for and features of riders, the insurance and investment components, and market risk.

.. The information outlined in "Section IV - Financial Disclosure" is accurate, and the answers to the above were accurately recorded.

.. I have reviewed and agree with the information provided in the Producer
  Rationale above.

.. If a Replacement and/or Transfer is involved, I confirm that the information provided in "Section V - Replacement and Transfer" is accurate, and agree that the proposed variable annuity better meets my needs and financial objectives than the existing product(s). In addition, I understand the replacement/ transfer may result in a tax consequence to me which I should discuss with my tax advisor.

.. If the application is for a non-qualified annuity contract to be owned by an entity (other than a natural person), the Applicant (authorized person) represents that the owner is a grantor trust within the meaning of sections
  671 et. seq. of the Internal Revenue Code of 1986, as amended, or another entity that is acting as a mere agent for the beneficial ownership by a natural person(s) exclusively.


                                   (BAR CODE)                             Page 8
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.. The rights of a surviving spouse to continue the annuity as defined under the
  Internal Revenue Code are limited to spouses under the federal law definition of spouse. The federal law defines spouses as male and female couples only and would generally not cover civil union partners.

.. Checks must only be made payable to the applicable company noted on your application or statements. Any check made payable to the Broker-Dealer, a Registered Representative, a Registered Representative's business entity, or left blank, will be returned to you as it cannot be processed.

I (we) acknowledge that: (i) if the EDB Max IV rider is elected as the Death
Benefit Option, it is only available in combination with the GMIB Max IV rider;
(ii) other death benefit options are available with this product without also purchasing the GMIB rider; (iii) in electing both the GMIB and EDB Max riders, the combined cost of these riders is greater than the cost of either the GMIB rider or other available death benefit options individually; (iv) once GMIB annuity payments begin or the contract is annuitized, as with any other death benefit option, the EDB Max rider will no longer be in effect.

Owner's Signature                                       Date

[GRAPHICS]__________________________________________    ________________________

Joint Owner's Signature                                 Date

[GRAPHICS]__________________________________________    ________________________

                                   (BAR CODE)                             Page 9
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